EXHIBIT 32
Certification Pursuant to Section 13 U.S.C. Section 1350
(As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
In connection with the filing of the Annual Report on Form 10-K for the annual ended December 31, 2004 (the “Report”) by Kirby Corporation (the “Company”), each of the undersigned hereby certifies that:
      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph H. Pyne

Joseph H. Pyne
President and Chief Executive Officer

/s/ Norman W. Nolen

Norman W. Nolen
Executive Vice President, Treasurer
and Chief Financial Officer
Dated: March 4, 2005